EXHIBIT 23




  INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in the Registration Statements (File Nos. 33-52786, 33-36609, 33-23837, 2-99699, 2-92762 and 2-84977),
  the A.G. Edwards, Inc. 1988 Incentive Stock Plan, Employee Stock Purchase Plan and Stock Option Plan and the A.G. Edwards, Inc. 1982 Restricted Stock and Stock Option Plan on Form S-8, of our report dated April 20, 1995, appearing in and/or incorporated by reference in the Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 28, 1995.



  /s/ DELOITTE & TOUCHE LLP
  May 26, 1995
  St. Louis, Missouri